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                                                                    EXHIBIT 10.9

                            [RECOVERY NETWORK LOGO]

                              EMPLOYMENT AGREEMENT

This Employment Agreement, by and between THE RECOVERY NETWORK, INC. (the "Company") and JAY HANDLINE (the "Employee").

For good consideration, the Company employees the Employee on the following terms and conditions:

     1. Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on May 11, 1999, and continue thereafter for a term of three (3) years, unless sooner terminated.

     2. Salary. $12,000 per month. The Company shall pay Employee twice month in accordance with the Company's standard payroll procedure.

     3. Stock Options. Employee shall receive an option to purchase Four Hundred Thousand (400,000) shares of the Company's common stock (the "Option") exercisable at the closing bid price on May 11, 1999, the date of execution of this agreement. The Option shall vest, as follows:

               1/4th (100,000) upon execution of this Agreement
               1/4th (100,000) at the end of year 1
               1/4th (100,000) at the end of year 2
               1/4th (100,000) at the end of year 3

     If Employee's employment relationship with the Company is terminated for any reason other than for cause or Employee's refusal to carry out his duties, dishonesty or criminal conduct, then Employees Option will fully vest, as of the date of termination.

     4. Duties and Position. The Company hires the Employee in the capacity of Executive Vice President. Employee shall oversee the Company's Internet activities. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

     Company shall use its best effort to provide to Employee office space located in Florida and an Executive Assistant.

     5. Employee to Devote Full Time to Company. The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

               1411 5th Street, Suite 200, Santa Monica, CA 90401
                         t 310 393 3979  f 310 393 5749
                            www.recoverynetwork.com
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     6. Confidentiality or Proprietary Information. Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing the same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

     7. Reimbursement of Expenses. The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all reasonable business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

     9. Benefits. Employee will participate in the Company's benefits program. Employee will receive enrollment forms and other benefits information upon acceptance of the terms of this Agreement.

     10. Termination of Agreement. Without cause, the Company may terminate this agreement at any time upon thirty (30) days written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee the following:

          If Employee is terminated within the first year of the term of employment a severance allowance equal to Six (6) months salary less taxes and social security required to be withheld.

          If Employee is terminated within the second year of the term of employment a severance allowance equal to Nine (9) months salary less taxes and social security required to be withheld.

          If Employee is terminated with the third year of the term of employment a severance allowance equal to Twelve (12) months salary less taxes and social security required to be withheld.

          Without cause, the Employee may terminate employment upon thirty (30) days' written notice to the Company. Employee may be required to perform his or her duties and will be paid the regular salary to date of termination but shall not receive severance allowance. Notwithstanding anything to the contrary contained in this agreement, the

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Company may terminate the Employee's employment upon thirty (30) days' notice to the Employee should any of the following events occur:

      a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

      b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

      c) The Company's decision to terminate its business and liquidate its assets;

      d) The merger or consolidation of the Company with another company;

      e) Bankruptcy or chapter 11 reorganization.

     11. Restriction on Post Employment Compensation. For a period of two (2) years after the end of employment, the Employee shall not control, consult to or be employed by any business similar to that conducted by the company, either by soliciting any of its accounts or by operating within Employer's general trading area.

          Notwithstanding the foregoing, this restriction shall not apply, in the event that Company terminates Employee with our without cause or in the event any of the enumerated conditions in Section 10 shall occur.

     12. Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become a party either during or after employment.

     13. Effect or Prior Agreements. This Agreement supersedes any prior agreement between the Company and any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

     14. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

     15. Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

     16. Severability. If, for any reason, any provision of this agreement is held invalid,
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all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

     17. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

     18. Oral Modifications Not Binding. This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 11 day of May 1999.

THE RECOVERY NETWORK, INC.                   JAY HANDLINE



/s/ WILLIAM D. MOSES                         /s/ JAY HANDLINE
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Company                                      Employee